EXHIBIT 99.1

news

FOR IMMEDIATE RELEASE

INVESTOR CONTACT:	MEDIA CONTACT:
Keith Giger	Jeff Prescott
615-344-2915	615-344-5708
Mark Kimbrough
615-344-2688
HCA Inc. Announces Cash Tender Offers and Related Consent Solicitations
for Certain of its Outstanding Notes
     NASHVILLE, Tenn.— October 6, 2006 — HCA Inc. (NYSE: HCA) announced today that it had commenced cash tender offers to purchase any and all of its outstanding 8.850% Medium Term Notes due 2007 (CUSIP No. 19767QAJ4) (the “8.850% Notes”), 7.000% Notes due 2007 (CUSIP No. 197677AL1) (the “7.000% Notes”), 7.250% Notes due 2008 (CUSIP No. 197677AK3) (the “7.250% Notes”), 5.250% Notes due 2008 (CUSIP No. 404119AK5) (the “5.250% Notes”) and 5.500% Notes due 2009 (CUSIP No. 404119AM1) (the “5.500% Notes” and, together with the 8.850% Notes, the 7.000% Notes, the 7.250% Notes and the 5.250% Notes, collectively the “Notes”). HCA also announced that it had commenced related consent solicitations to amend the Notes and the indenture pursuant to which they were issued as it relates to such Notes. The tender offers and consent solicitations are being conducted in connection with HCA’s previously announced agreement to merge with an entity controlled by Bain Capital Partners, LLC, Kohlberg Kravis Roberts & Co. L.P. and ML Global Private Equity Fund, L.P.
     The consent solicitations will expire at 5:00 p.m., New York City time, on Friday, October 20, 2006, unless extended or amended by HCA. Tendered Notes may not be withdrawn and consents may not be revoked after the consent expiration date. The tender offers will expire at midnight, New York City time, on Monday, November 27, 2006, unless extended or earlier terminated by HCA.
     Holders tendering their Notes will be required to consent to proposed amendments to the indenture governing the Notes, which would amend such indenture, solely with respect to the Notes and not with respect to any other securities of the Company, to eliminate substantially all of the restrictive covenants contained in the indenture and an event of default and to modify the covenant regarding mergers, consolidations and transfers of the Company’s properties and assets substantially as an entirety. Holders may not tender their Notes without also delivering consents or deliver consents without also tendering their Notes. The tender offers are not conditioned upon the receipt of the requisite consents to adopt the proposed amendments.
     The total consideration to be paid for each $1,000 principal amount of Notes will be a price, calculated as described in the Offer to Purchase and Consent Solicitation Statement dated October 6, 2006 (the “Statement”), equal to (i) the sum of (a) the present value, determined in accordance with standard market practice, on the scheduled initial settlement date of $1,000 payable on the applicable maturity date for the Notes plus (b) the present value of the interest that accrues and is payable from the last interest payment date prior to the scheduled initial settlement date until the applicable maturity date for the Notes, in each case determined on the basis of a yield to such maturity date equal to the sum of (A) the yield to maturity on the applicable U.S. Treasury reference security specified below, as calculated by Citigroup Global Markets Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (collectively, the “Dealer Managers”) in accordance with standard market practice, based on the bid-side price of such reference security as of 2:00 p.m., New York City time, on the tenth business day immediately preceding the tender offer expiration date (which price determination date is currently expected to be November 13, 2006), as displayed on the applicable page of the Bloomberg Government Pricing Monitor specified in the table below or any recognized quotation source selected by the Dealer Managers in their sole discretion if the Bloomberg Government Pricing Monitor is not available or is manifestly erroneous, plus (B) the applicable spread (as shown in the table below), minus (ii) accrued and unpaid interest to, but not including, the scheduled initial settlement date (in each case, the “total consideration”); provided, however, that the total consideration per $1,000 principal amount of 5.250% Notes and 5.500% Notes shall in no event be less than $1,000. Holders whose Notes are accepted for payment will also be paid accrued and unpaid interest up to, but not including the applicable settlement date for Notes purchased in the tender offers. The total consideration includes a consent payment of $30.00 per $1,000 principal amount of the Notes which will be payable only in respect of the Notes purchased that are tendered on or prior to the consent expiration date. Holders who tender their Notes after the consent expiration date will not be eligible to receive the consent payment.

Relevant
		Applicable		Bloomberg
CUSIP No.	Security Description	Spread	Reference Security	Page
19767QAJ4	8.850% Medium Term Notes due 2007	50 bps	3.000% US Treasury Note due 12/31/06	PX3
197677AL1	7.000% Notes due 2007	50 bps	3.625% US Treasury Note due 6/30/07	PX3
197677AK3	7.250% Notes due 2008	50 bps	5.625% US Treasury Note due 5/15/08	PX4
404119AK5	5.250% Notes due 2008	50 bps	4.375% US Treasury Note due 11/15/08	PX5
404119AM1	5.500% Notes due 2009	50 bps	3.500% US Treasury Note due 11/15/09	PX5
     For Notes that have been validly tendered and not withdrawn prior to the consent expiration date and that are accepted for payment, settlement will occur on the initial settlement date, which is expected to be the first business day following the price determination date on which all conditions to the tender offers have been satisfied or waived. For the purposes of the tender offers, the scheduled initial settlement date is November 17, 2006, unless extended by HCA. For Notes that have been validly tendered after the consent expiration date and that are accepted for payment, settlement will occur on the final settlement date, which will be promptly after the offer expiration date.
     The tender offers and consent solicitations are made upon the terms and conditions set forth in the Statement and the related Consent and Letter of Transmittal. The tender offers and consent solicitations are subject to the satisfaction of certain conditions, including the Merger condition and the general conditions as set forth in the Statement. Neither the tender offers nor the Merger are conditioned upon the receipt of the requisite consents to adopt the proposed amendments to the indenture and the Notes.
     HCA has retained Citigroup Corporate and Investment Banking, Banc of America Securities LLC, J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated to act as the Dealer Managers for the tender offers and Solicitation Agents for the consent solicitations. The Dealer Managers may be contacted as follows: Citigroup Corporate and Investment Banking at (212) 723-6106 (collect) or (800) 558-3745 (toll-free) or Banc of America Securities LLC at (704) 388-4813 (collect) or (888) 292-0070 (toll-free) or J.P. Morgan Securities Inc. at (212) 270-7407 (collect) or Merrill Lynch, Pierce, Fenner & Smith Incorporated at (212) 449-4914 (collect) or (888) 654-8637 (toll-free). The documents relating to the tender offers and consent solicitations are expected to be distributed to holders beginning today. Requests for documentation may be directed to Global Bondholder Services Corporation, the Information Agent, which can be contacted at (212) 430-3774 (for banks and brokers only) or (866) 924-2200 (for all others toll-free).
     This release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell the Notes. The tender offers to buy the Notes are only being made pursuant to the tender offer and consent solicitation documents, including the Statement that HCA is distributing to Noteholders. The tender offers and consent solicitations are not being made to Noteholders in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the tender offer or consent solicitation are required to be made by a licensed broker or dealer, they shall be deemed to be made by the Dealer Managers on behalf of HCA.
About HCA
     HCA Inc. is a holding company whose affiliates own and operate hospitals and related health care entities. The term “affiliates” includes direct and indirect subsidiaries of HCA Inc. and partnerships and joint ventures in which such subsidiaries are partners. At June 30, 2006, we operated 183 hospitals, comprised of 176 general, acute care hospitals; six psychiatric hospitals; and one rehabilitation hospital. The 183 hospital total includes seven hospitals (six general, acute care hospitals and one rehabilitation hospital) owned by joint ventures in which an affiliate of the Company is a partner, and these joint ventures are accounted for using the equity method. In addition, we operated 101 freestanding surgery centers, nine of which are owned by joint ventures in which an affiliate of HCA is a partner and these joint ventures are accounted for using the equity method. Our facilities are located in 21 states, England and Switzerland.
Important Additional Information About HCA’s Announced Merger with Hercules Acquisition Corporation
     In connection with the proposed Merger of HCA with and into Hercules Acquisition Corporation pursuant to the terms and conditions of that certain Agreement and Plan of Merger dated as of July 24, 2006, by and among HCA, Hercules Holding II, LLC, a Delaware limited liability company (“Parent”), and Hercules Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent, HCA has filed, and amended, a preliminary proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES THERETO. Investors and security holders may obtain a free copy of the definitive proxy statement (when available) and other documents filed by HCA at the Securities and Exchange Commission’s web site at http://www.sec.gov/. The definitive proxy statement and such other documents may also be obtained for free from HCA by directing such request to HCA Inc., Office of Investor Relations, One Park Plaza, Nashville, Tennessee 37203, telephone: (615) 344-2068.
     HCA and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed Merger. Information concerning the interests of HCA’s participants in the solicitation, which may be different than those of HCA shareholders generally, is set forth in HCA’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the Merger.
Cautionary Note Regarding Forward-Looking Statements
     This press release contains forward-looking statements based on current HCA management expectations. Those forward-looking statements include all statements other than those made solely with respect to historical fact. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that have been or may be instituted against HCA and others relating to the merger agreement; (3) the inability to complete the Merger due to the failure to obtain shareholder approval or the failure to satisfy other conditions to consummation of the Merger; (4) the failure to obtain the necessary debt financing arrangements set forth in commitment letters received in connection with the Merger; (5) the failure of the Merger to close for any other reason; (6) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the Merger; (7) the effect of the announcement of the Merger on our customer relationships, operating results and business generally; (8) the ability to recognize the benefits of the Merger; (9) the amount of the costs, fees, expenses and charges related to the Merger and the actual terms of certain financings that will be obtained for the Merger; and (10) the impact of the substantial indebtedness incurred to finance the consummation of the Merger. Many of the factors that will determine the outcome of the subject matter of this press release are beyond HCA’s ability to control or predict. HCA undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.
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